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                                                                    EXHIBIT 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Success Bancshares, Inc.
Lincolnshire, Illinois


We consent to the incorporation by reference in the Registration Statement on Form S-8 of the Success Bancshares, Inc. Employee Stock Ownership Plan, the Success Bancshares, Inc. 1990, 1992 and 1993 Executive Officer Stock Option Agreements, and the Success Bancshares, Inc. 1995 Employee Stock Option Plan of our report dated February 4, 1995 of our audit on the consolidated statements of income, shareholders' equity, and cash flows of Success Bancshares, Inc.
for the year ended December 31, 1994.



                                            Crowe, Chizek and Company LLP



Oak Brook, Illinois
December 18, 1997